LIVERAMP ANNOUNCES STRONG FIRST QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Total Revenue Up 20%

GAAP Gross Margin of 71% and Non-GAAP Gross Margin of 76%

Now Expects Full Year Revenue to Increase by Approximately 18%

LiveRamp’s Global Authenticated Traffic Solution (ATS) Adopted by Over 450 Publishers

SAN FRANCISCO, Calif., August 5, 2021—LiveRamp® (NYSE: RAMP), the leading global data connectivity platform, today announced its financial results for the quarter ended June 30, 2021.

First Quarter Financial Highlights

•Total revenue was $119 million, up 20% compared to the prior year period.

•Subscription revenue was $97 million, up 16% compared to the prior year period and contributed 81% of total revenue.

•Marketplace & Other revenue was $23 million, up 36% compared to the prior year period.

•GAAP gross profit was $85 million, up 30% compared to the prior year period. GAAP gross margin of 71% expanded 6 percentage points. Non-GAAP gross profit was $90 million, up 27% compared to the prior year period. Non-GAAP gross margin of 76% expanded 4 percentage points.

•GAAP operating loss was $18 million compared to a GAAP operating loss of $26 million in the prior year period. Non-GAAP operating income was $7 million compared to a non-GAAP operating income of $1 million in the prior year period.

•GAAP earnings per share were $0.25, and non-GAAP earnings per share were $0.09. GAAP earnings included a $30 million investment gain reported in other income.

•Net cash used in operating activities was $17 million compared to net cash used in operating activities of $24 million in the prior year period.

•Cash and cash equivalents totaled $541 million with no debt at quarter end.

•Since March 31, 2021, LiveRamp repurchased 1 million shares for approximately $44 million under the current share repurchase program. Since inception of the share repurchase program in August 2011, the Company has returned approximately $1.2 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“Global companies are increasingly turning to LiveRamp to power their customer data strategies and momentum across our key expansion levers continues to build,” said LiveRamp CEO Scott Howe. “In the quarter, we added 30 net new customers and total revenue growth accelerated to 20%. Connected television revenue was up 80% and our global Safe Haven flywheel is accelerating. We now work with 30% of big box grocery and retail in the US and 40% of the world’s top 50 consumer packaged goods companies.”

“Our Q1 results were strong, and our trendlines are building,” added LiveRamp President and CFO Warren Jenson. “Revenue growth is accelerating, we had another elevated bookings quarter, and we again delivered a record gross margin performance. On a non-GAAP basis, gross margin was 76%, and we were profitable for the fifth consecutive quarter.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its first fiscal quarter ($ in millions):

	Q1 Fiscal 2022		Q1 Fiscal 2021
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$97	—	$83	—
YoY change %	16%		21%
Marketplace & other revenue	$23	—	$17	—
YoY change %	36%		16%
Total revenue	$119	—	$99	—
YoY change %	20%		21%

Gross profit	$85	$90	$65	$71
% Gross margin	71%	76%	65%	71%
YoY change, pts	6pts	4pts	9pts	9pts

Operating income (loss)	$(18)	$7	$(26)	$1
% Operating margin	(15)%	6%	(26)%	1%
YoY change, pts	11pts	4pts	32pts	29pts

Net income (loss)	$17	$7	$(22)	$1
Earnings (loss) per share	$0.25	$0.09	$(0.33)	$0.01

Shares to Calculate EPS	69.6	69.6	65.6	67.3
YoY change %	3%	3%	(5)%	(6)%
Net operating cash flow	$(17)	—	$(24)	—
Free cash flow to equity	—	$(18)	—	$(20)

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•The Authenticated Traffic Solution (ATS), continues to experience strong global adoption. There are currently more than 25 supply-side platforms (SSPs) live or committed to implementing ATS. In addition, there are over 45 demand-side platforms (DSPs) live or committed to bid on RampID, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath. Lastly, to date, more than 450 publishers globally have adopted ATS, including 75% of the U.S. comScore 50.

•LiveRamp announced an expanded global partnership with Carrefour to enable robust data collaboration and analytics capabilities through LiveRamp’s Safe Haven. The partnership spans nine international markets and signals the growing momentum of Safe Haven, which has now been adopted by more than 55 customers across retail, grocery, CPG, consumer electronics and other verticals.

•During the first quarter, subscription net retention was 103% and platform net retention was 108%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $256 million, up 15% compared to the first quarter of last year.

•LiveRamp added 30 net new direct subscription customers in the first quarter. Customer count at quarter end was 855, up from 780 a year ago.

•LiveRamp has 70 customers whose subscription contracts exceed $1 million in annual revenue, up 17% compared to the prior year period.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the second quarter of fiscal 2022, LiveRamp expects to report:

a.Revenue of approximately $124 million, an increase of approximately 18% year-over-year

a.GAAP operating loss of approximately $22 million

a.Non-GAAP operating income of approximately $4 million

For fiscal 2022, LiveRamp increases its outlook and now expects to report:

a.Revenue of approximately $522 million, an increase of approximately 18% year-over-year

a.GAAP operating loss of approximately $96 million

a.Non-GAAP operating income of approximately $15 million

P 3

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2021 ended March 31, 2021, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2021.

The financial information set forth in this press release reflects estimates based on information available at this time.

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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 5

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
			$	%
	2021	2020	Variance	Variance

Revenues	$119,038	$99,437	$19,601	19.7%
Cost of revenue	34,315	34,465	(150)	(0.4)%
Gross profit	84,723	64,972	19,751	30.4%
% Gross margin	71.2%	65.3%

Operating expenses:
Research and development	34,776	26,989	7,787	28.9%
Sales and marketing	41,979	38,627	3,352	8.7%
General and administrative	24,291	23,368	923	3.9%
Gains, losses and other items, net	1,278	1,995	(717)	(35.9)%
Total operating expenses	102,324	90,979	11,345	12.5%

Loss from operations	(17,601)	(26,007)	8,406	32.3%
% Margin	(14.8)%	(26.2)%

Total other income, net	30,601	463	30,138	6,509.3%

Income (loss) from operations before income taxes	13,000	(25,544)	38,544	150.9%
Income tax benefit	(4,365)	(3,816)	(549)	(14.4)%

Net earnings (loss)	$17,365	$(21,728)	$39,093	179.9%

Basic earnings (loss) per share	$0.25	$(0.33)	$0.59	176.7%

Diluted earnings (loss) per share	$0.25	$(0.33)	$0.58	175.3%

Basic weighted average shares	68,328	65,570
Diluted weighted average shares	69,605	65,570

P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
	2021	2020

Income (loss) from operations before income taxes	$13,000	$(25,544)
Income taxes (benefit)	(4,365)	(3,816)
Net earnings (loss)	$17,365	$(21,728)

Earnings (loss) per share:
Basic	$0.25	$(0.33)
Diluted	$0.25	$(0.33)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,645	$5,306
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	16,485
Restructuring and merger charges (gains, losses, and other)	1,278	1,995
Transformation costs (general and administrative)	—	3,605
Gain on retained profits interest (other income)	(30,052)	—
Total excluded items	(5,633)	27,391

Income from operations before income taxes and excluding items	7,367	1,847
Income taxes (2)	865	934
Non-GAAP net earnings	$6,502	$913

Non-GAAP earnings per share:
Basic	$0.10	$0.01
Diluted	$0.09	$0.01

Basic weighted average shares	68,328	65,570
Diluted weighted average shares	69,605	67,337

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 11.7% and 50.5% in the first quarter of fiscal 2022 and 2021, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2021	2020

Loss from operations	$(17,601)	$(26,007)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	5,306
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	16,485
Restructuring and merger charges (gains, losses, and other)	1,278	1,995
Transformation costs (general and administrative)	—	3,605
Total excluded items	24,419	27,391

Income from operations before excluded items	$6,818	$1,384

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2021	2020

Net earnings (loss)	$17,365	$(21,728)

Income tax benefit	(4,365)	(3,816)

Total other income, net	(30,601)	(463)

Loss from operations	(17,601)	(26,007)

Depreciation and amortization	6,585	8,054

EBITDA	$(11,016)	$(17,953)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	16,485
Restructuring and merger charges (gains, losses, and other)	1,278	1,995
Transformation costs (general and administrative)	—	3,605

Other adjustments	19,774	22,085

Adjusted EBITDA	$8,758	$4,132

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2021	2021	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$541,024	$572,787	$(31,763)	(5.5)%
Restricted cash	8,731	8,900	(169)	(1.9)%
Trade accounts receivable, net	120,434	114,284	6,150	5.4%
Refundable income taxes	64,221	65,692	(1,471)	(2.2)%
Other current assets	37,049	64,052	(27,003)	(42.2)%
Total current assets	771,459	825,715	(54,256)	(6.6)%

Property and equipment	44,659	44,284	375	0.8%
Less - accumulated depreciation and amortization	34,036	32,327	1,709	5.3%
Property and equipment, net	10,623	11,957	(1,334)	(11.2)%

Intangible assets, net	38,607	39,730	(1,123)	(2.8)%
Goodwill	364,241	357,446	6,795	1.9%
Deferred commissions, net	26,002	22,619	3,383	15.0%
Other assets, net	38,973	30,854	8,119	26.3%
	$1,249,905	$1,288,321	$(38,416)	(3.0)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$32,231	$39,955	$(7,724)	(19.3)%
Accrued payroll and related expenses	20,513	46,438	(25,925)	(55.8)%
Other accrued expenses	57,511	58,353	(842)	(1.4)%
Acquisition escrow payable	8,731	8,900	(169)	(1.9)%
Deferred revenue	11,197	11,603	(406)	(3.5)%
Total current liabilities	130,183	165,249	(35,066)	(21.2)%

Other liabilities	39,126	42,389	(3,263)	(7.7)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,866	14,781	85	0.6%
Additional paid-in capital	1,653,525	1,630,072	23,453	1.4%
Retained earnings	1,472,191	1,454,826	17,365	1.2%
Accumulated other comprehensive income	6,970	7,522	(552)	(7.3)%
Treasury stock, at cost	(2,066,956)	(2,026,518)	(40,438)	2.0%
Total stockholders' equity	1,080,596	1,080,683	(87)	—%

	$1,249,905	$1,288,321	$(38,416)	(3.0)%

P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended June 30,
	2021	2020
Cash flows from operating activities:
Net earnings (loss)	$17,365	$(21,728)
Non-cash operating activities:
Depreciation and amortization	6,585	8,054
Loss on disposal or impairment of assets	113	2
Gain on distribution from retained profits interest	(30,052)	—
Provision for doubtful accounts	955	1,330
Deferred income taxes	(912)	(672)
Non-cash stock compensation expense	18,496	16,485
Changes in operating assets and liabilities:
Accounts receivable, net	(7,049)	(5,860)
Deferred commissions	(3,383)	(1,681)
Other assets	19,336	4,904
Accounts payable and other liabilities	(37,276)	(22,684)
Income taxes, net	(1,000)	(1,105)
Deferred revenue	(419)	(657)
Net cash used in operating activities	(17,241)	(23,612)
Cash flows from investing activities:
Capital expenditures	(427)	(832)
Cash paid in acquisitions, net of cash received	(8,368)	—
Distribution from retained profits interest	31,000	—
Purchases of strategic investments	—	(667)
Net cash provided by (used in) investing activities	22,205	(1,499)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	3,281	1,137
Shares repurchased for tax withholdings upon vesting of stock-based awards	(11,361)	(1,827)
Acquisition of treasury stock	(29,077)	(42,312)
Net cash used in financing activities	(37,157)	(43,002)
Effect of exchange rate changes on cash	261	197

Net change in cash, cash equivalents and restricted cash	(31,932)	(67,916)
Cash, cash equivalents and restricted cash at beginning of period	581,687	732,626
Cash, cash equivalents and restricted cash at end of period	$549,755	$664,710

Supplemental cash flow information:
Cash paid (received) for income taxes, net	$(2,451)	$(2,041)

P 11

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021

Net Cash Provided by (Used in) Operating Activities	$(23,612)	$6,249	$14,690	$(17,887)	$(20,560)	$(17,241)

Less:
Capital expenditures	(832)	(296)	(678)	(376)	(2,182)	(427)

Free Cash Flow to Equity	$(24,444)	$5,953	$14,012	$(18,263)	$(22,742)	$(17,668)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Q1 FY22 to Q1 FY21
	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021	%	$

Revenues	$99,437	$104,661	$119,753	$119,175	$443,026	$119,038	19.7%	$19,601
Cost of revenue	34,465	34,897	37,085	37,557	144,004	34,315	(0.4)%	(150)
Gross profit	64,972	69,764	82,668	81,618	299,022	84,723	30.4%	19,751
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%

Operating expenses
Research and development	26,989	31,035	30,608	46,479	135,111	34,776	28.9%	7,787
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979	8.7%	3,352
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291	3.9%	923
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278	(35.9)%	(717)
Total operating expenses	90,979	96,616	98,449	133,526	419,570	102,324	12.5%	11,345

Loss from operations	(26,007)	(26,852)	(15,781)	(51,908)	(120,548)	(17,601)	32.3%	8,406
	(26.2)%	(25.7)%	(13.2)%	(43.6)%	(27.2)%	(14.8)%

Total other income/(expense), net	463	(225)	(86)	(404)	(252)	30,601	6,509.3%	30,138

Income (loss) from operations before income taxes	(25,544)	(27,077)	(15,867)	(52,312)	(120,800)	13,000	150.9%	38,544
Income taxes (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)	(14.4)%	(549)

Net earnings (loss)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)	$17,365	179.9%	$39,093

Diluted earnings (loss) per share	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25	175.3%	$0.58

Some earnings (loss) per share amounts may not add due to rounding.

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021

Income (loss) from operations before income taxes	$(25,544)	$(27,077)	$(15,867)	$(52,312)	$(120,800)	$13,000
Income taxes (benefit)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	(4,365)
Net earnings (loss)	(21,728)	(23,968)	(11,725)	(32,847)	(90,268)	17,365

Earnings (loss) per share:
Basic	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25
Diluted	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	$0.25

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645
Non-cash stock compensation (cost of revenue and operating expenses)	16,485	24,204	23,894	47,124	111,707	18,496
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—
Gain on retained profits interest (other income)					—	(30,052)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021

Income from operations before income taxes and excluding items	$1,847	$1,116	$12,234	$334	$15,531	$7,367
Income taxes expense (benefit)	934	(1,291)	2,347	(2,628)	(638)	865
Non-GAAP net earnings	$913	$2,407	$9,887	$2,962	$16,169	$6,502

Non-GAAP earnings per share:
Basic	$0.01	$0.04	$0.15	$0.04	$0.24	$0.10
Diluted	$0.01	$0.03	$0.14	$0.04	$0.23	$0.09

Basic weighted average shares	65,570	66,010	66,523	67,111	66,304	68,328
Diluted weighted average shares	67,337	68,804	69,775	69,935	68,963	69,605

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021
Expenses:
Cost of revenue	$34,465	$34,897	$37,085	$37,557	$144,004	$34,315
Research and development	26,989	31,035	30,608	46,479	135,111	34,776
Sales and marketing	38,627	41,705	43,904	53,307	177,543	41,979
General and administrative	23,368	24,495	23,943	32,395	104,201	24,291
Gains, losses and other items, net	1,995	(619)	(6)	1,345	2,715	1,278

Gross profit:	64,972	69,764	82,668	81,618	299,022	84,723
% Gross margin	65.3%	66.7%	69.0%	68.5%	67.5%	71.2%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,306	4,350	4,213	4,177	18,046	4,645
Non-cash stock compensation (cost of revenue)	775	913	988	2,624	5,300	790
Non-cash stock compensation (research and development)	5,886	7,713	7,376	17,985	38,960	5,348
Non-cash stock compensation (sales and marketing)	7,123	9,233	9,212	14,833	40,401	6,793
Non-cash stock compensation (general and administrative)	2,701	6,345	6,318	11,682	27,046	5,565
Restructuring and merger charges (gains, losses, and other)	1,995	(619)	(6)	1,345	2,715	1,278
Transformation costs (general and administrative)	3,605	258	—	—	3,863	—
Gain on retained profits interest (other income)					—	(30,052)
Total excluded items	$27,391	$28,193	$28,101	$52,646	$136,331	$(5,633)

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	6/30/2021
Expenses, excluding items:
Cost of revenue	$28,384	$29,634	$31,884	$30,756	$120,658	$28,880
Research and development	21,103	23,322	23,232	28,494	96,151	29,428
Sales and marketing	31,504	32,472	34,692	38,474	137,142	35,186
General and administrative	17,062	17,892	17,625	20,713	73,292	18,726
Gains, losses and other items, net	—	—	—	—	—	—

Gross profit, excluding items:	$71,053	$75,027	$87,869	$88,419	$322,368	$90,158
% Gross margin	71.5%	71.7%	73.4%	74.2%	72.8%	75.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	September 30, 2021	March 31, 2022

GAAP loss from operations	$(22,000)	$(96,000)

Excluded items:
Purchased intangible asset amortization	5,000	19,000
Non-cash stock compensation	21,000	91,000
Restructuring and merger costs	—	1,000
Total excluded items	26,000	111,000

Non-GAAP income from operations	$4,000	$15,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these easures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q1 FISCAL 2022 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Beginning in the first quarter of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.
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Accelerated depreciation: In the prior year we excluded depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration was part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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